Exhibit 99(C)

Target Corporation

(Millions)

(unaudited)

CREDIT CARD CONTRIBUTION OF CONTINUING OPERATIONS

	Three Months Ended
	May 4, 2002	August 3, 2002	November 2, 2002	February 1, 2003	Year Ended February 1, 2003
Revenues
Finance charges, late fees and other revenues	$166	$187	$217	$251	$821
Merchant fees
Intracompany	11	11	11	16	49
Third-party	14	15	19	22	70
Total revenues	191	213	247	289	940
Expenses
Bad debt	76	90	102	123	391
Operations and marketing	55	52	63	68	238
Total expenses	131	142	165	191	629

Pre-tax credit card contribution	$60	$71	$82	$98	$311

As a percent of total average receivables (annualized)	8.5%	9.0%	9.0%	8.9%	8.8%

ALLOWANCE FOR DOUBTFUL ACCOUNTS

	Three Months Ended
	May 4, 2002	August 3, 2002	November 2, 2002	February 1, 2003
Allowance at beginning of period	$180	$221	$260	$289
Bad debt provision	76	90	102	123
Net write-offs	(35)	(51)	(73)	(92)
Allowance at end of period	$221	$260	$289	$320

As a percent of period-end receivables	7.5%	7.6%	7.3%	7.0%

SUPPLEMENTAL DATA

	May 4, 2002	August 3, 2002	November 2, 2002	February 1, 2003
Period-end receivables	$2,952	$3,399	$3,950	$4,601

Total past due as a percent of period-end receivables *	3.3%	3.7%	4.1%	4.0%

* Accounts with three or more payments past due.

	Three Months Ended
	May 4, 2002	August 3, 2002	November 2, 2002	February 1, 2003	Year Ended February 1, 2003

Total revenues as a percent of average receivables (annualized):	27.4%	26.8%	26.9%	26.5%	26.7%

Net write-offs as a percent of average receivables (annualized):	5.0%	6.5%	7.9%	8.4%	7.1%

Total average receivables	$2,778	$3,176	$3,681	$4,364	$3,515